Exhibit 3.1

RESTATED

CERTIFICATE OF FORMATION

(WITH AMENDMENTS)

OF

VERITEX HOLDINGS, INC.

Veritex Holdings, Inc. (the “Corporation”), pursuant to the provisions of Sections 3.051, 3.057, 3.059 and 21.056 of the Texas Business Organizations Code (the “Code”), hereby adopts this Restated Certificate of Formation (with Amendments) (the “Restated Certificate”), which accurately states the Corporation’s existing certificate of formation and all amendments thereto that are in effect as of the date hereof (the “Original Certificate”), as further amended by this Restated Certificate.  The Restated Certificate does not contain any other change except for information permitted to be omitted by Section 3.059(b) of the Code.

1.             The name of the Corporation is Veritex Holdings, Inc.

2.             Each such amendment made by this Restated Certificate has been made in accordance with the provisions of the Code.

3.             Each such amendment made by this Restated Certificate has been approved in the manner required by the Code and the constituent documents of the Corporation.

4.             Articles Four of the Original Certificate is amended and restated in its entirety to read as set forth in Articles Four of the Restated Certificate.  The Original Certificate is also amended by adding new Articles Twelve and Thirteen.

5.             The Original Certificate and all amendments and supplements thereto are hereby superseded by the following Restated Certificate:

SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
VERITEX HOLDINGS, INC.

I, the undersigned, as sole shareholder of VERITEX HOLDINGS, INC. (the “Corporation”), acting pursuant to the Texas Business Organizations Code (the “Code”), hereby adopt the following Amended and Restated Certificate of Formation for the Corporation.

ARTICLE ONE
Name

The name of the Corporation is Veritex Holding, Inc.

ARTICLE TWO
Domestic Business Corporation

The Corporation is a domestic business corporation

ARTICLE THREE
Purpose

The Corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the laws of the State of Texas.

ARTICLE FOUR
Capital Structure

The aggregate number of shares that the Corporation shall have authority to issue is 75,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $0.01 par value per share. The holders of the shares of common stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law or by any provision of this Certificate of Formation. In the exercise of its voting power, the holders of the shares of common stock shall be entitled to one vote for each share held. The Board of Directors shall have the authority to divide the shares of preferred stock into shares and to fix and determine the relative rights and preferences of the shares of any series of preferred stock so established. The holders of preferred stock shall have no voting rights except as provided by law or as expressly provided in a Statement of Designation for the shares of any series of preferred stock established by the Board of Directors.

ARTICLE FIVE
Registered Office, Registered Agent

The address of the Corporation’s registered office is 800 Brazos Street, Suite 400, Austin, Texas 78701, and the name of its registered agent at such address is Capitol Corporate Services, Inc.

ARTICLE SIX
Directors

The number of directors of the Corporation shall be specified in or determined in the manner provided in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws, provided that the number of directors of the Corporation shall not be less than one (1). The number of directors constituting the initial board of directors is one (1) and the name and address of the person who is to serve as the sole director until additional or alternate directors are elected and qualified at a properly convened meeting of the shareholders is:

Name	Address

C. Malcolm Holland	8214 Westchester Drive, Suite 400 Dallas, Texas 75225

ARTICLE SEVEN
Indemnification; Insurance

The Corporation shall indemnify its officers and directors to the fullest extent permissible under applicable Texas law, and may purchase such liability, indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion.

The power to indemnify and/or obtain insurance provided in this Article Seven shall be cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Certificate of Formation and/or Bylaws of the Corporation, contract, other agreement, vote or otherwise.

ARTICLE EIGHT
Limitation on Liability of Directors

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability for (a) breach of the director’s duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or which involve intentional misconduct or a knowing violation of law, (c) a transaction from which the director receives an improper benefit, whether or not the benefit results from an action taken within the scope of the director’s office, or (d) an act or omission for which the liability of a director is expressly provided by statute. Any repeal or amendment of this Article Eight shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the laws of Texas hereafter enacted that further limits the liability of a director.

ARTICLE NINE
Action by Written Consent

Any action required by the Act to be taken at any annual or special meeting of the shareholders of the Corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the shareholder or shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the shareholders of all shares entitled to vote on the action were present and voted.

ARTICLE TEN
Action by Simple Majority

The affirmative vote of the holders of a majority of the outstanding shares or, if applicable, a majority of the outstanding shares of a class or series entitled to vote on or approve any matter or action as to which the Code requires a vote of two-thirds or any other specified portion of the shares will be sufficient to effect the matter or action subject to that vote, notwithstanding the vote required by the Code.

ARTICLE ELEVEN
Amendment

The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

ARTICLE TWELVE
Exclusive Jurisdiction

Any state or federal court located in Dallas County in the State of Texas shall be the sole and exclusive forum for (a) any actual or purported derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s shareholders or creditors, (c) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the Code, the Certificate of Formation or the Bylaws of the Corporation, or (d) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine.

ARTICLE THIRTEEN
Series C Preferred Stock

The Statement of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series C of the Corporation filed with the Texas Secretary of State on August 22, 2011 is hereby referred to and incorporated herein in its entirety.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, I have hereunto set my hand, this 22nd day of September, 2014.

/s/ C. Malcolm Holland, III
Name: C. Malcolm Holland, III
Title: Chairman and Chief Executive Officer

[Signature Page to Second Amended and Restated Certificate of Formation of Veritex Holdings, Inc.]